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                                                                    EXHIBIT 2.1


                    MOTOR VEHICLE INSTALLMENT SALES CONTRACT
                       ASSIGNMENT AND PURCHASE AGREEMENT


     This MOTOR VEHICLE INSTALLMENT SALES CONTRACT ASSIGNMENT AND PURCHASE AGREEMENT (this "Agreement") dated as of the 4th day of November, 1996, is entered into by and between MS FINANCIAL, INC., a Delaware corporation (the "Seller"), and SEARCH FUNDING CORP., a Texas corporation (the "Buyer").

                               R E C I T A L S :

     A. The Seller desires to sell to the Buyer and the Buyer desires to buy from the Seller certain motor vehicle retail installment sales contracts and certain related rights and documents described below as the Assets.

     B. The Seller and the Buyer desire to set forth in this Agreement the terms and conditions pursuant to which the Seller will sell and the Buyer will buy such Assets.

                             A G R E E M E N T S :

     NOW, THEREFORE, in consideration of the foregoing and other good and valuable consideration the sufficiency of which is hereby acknowledged by the parties hereto, each of the Seller and the Buyer agrees as follows:

     1. SALE OF CONTRACTS. The Seller hereby sells, assigns, transfers and sets over to the Buyer free and clear of all liens, claims and encumbrances, and the Buyer does hereby purchase, all of the following: (i) all of the accounts and notes receivable and amendments thereto listed on Schedule A hereto (collectively, the "Contracts"), and all monies owing thereon; (ii) all right, title and interest of the Seller in all security agreements, certificates of title and other documents and agreements constituting, or otherwise evidencing or relating to, security for payment of any of the Contracts and the liens created thereunder; (iii) all right, title and interest of the Seller in, to and under all endorsements and guaranties by others of any of the Contracts;
(iv) all right, title and interest of the Seller in, to and under all credit applications, credit bureau reports, credit investigation documentation, credit scoring sheets and disbursement documentation relating to the Contracts; (v) all of the Seller's interest under each and every existing policy or certificate of insurance, if any, that relates to any Contract and the obligations thereunder, any property securing any Contract or the life or health of any Obligors (defined below) under the Contracts; (vi) rights of the Seller under dealer agreements pursuant to which the Contracts were acquired by the Seller, including without limitation rights of recourse against dealers, with respect to the Contracts; and (vii) all other correspondence, documents and records in the Seller's files, or otherwise under its control, related solely to the Contracts, the obligors under the Contracts (the "Obligors") or the motor vehicles which are financed under the Contracts (the "Financed Vehicles"). The property referred to in clauses (i) through (vii) of this subsection (a) are collectively referred to herein as the "Assets."



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     2.   SALES PRICE AND CLOSING.

          (a) The Buyer and the Seller agree to an aggregate purchase price for the Assets sold to the Buyer hereunder of $14,427,044.56. Such purchase price will be paid on the Closing Date by wire transfer to an account or accounts designated by the Seller.

          (b) Contemporaneously with the execution and delivery of this Agreement, the Seller is delivering to the Buyer the following: (i) the original signed Contracts; (ii) original certificates of title related thereto;
(iii) all other Assets (to the extent reasonably deliverable), together with all filing receipts evidencing the recordation or filing of any financing statements, chattel mortgages, certificates of title and other filing instruments related to the Contracts and the Financed Vehicles; (iv) a Bill of Sale in the form attached as Exhibit B hereto; (v) an Assignment of Insurance Interests in the form attached as Exhibit C hereto; and (vi) a Power of Attorney in the form attached as Exhibit D hereto.

     3.   ENDORSEMENTS.

          (a) The Seller hereby authorizes the Buyer, in the name of the Seller, to endorse and assign each Contract and other Asset to the Buyer, and otherwise to take such action as the Buyer deems advisable, in order to evidence the Buyer's ownership of each Asset or to secure any obligation sold to the Buyer in such manner as the Buyer shall reasonably deem necessary and appropriate.

          (b) The Seller irrevocably authorizes the Buyer to effect the endorsement and assignments as provided in this Section 3 by the impression of a rubber stamp or stamps, facsimile signature or sticker, or by any other method the Buyer may reasonably choose, and to endorse the Seller's name upon any notes, acceptances, checks, drafts, money orders or other instruments of payment that may come into the possession of the Buyer as payment of or upon the Contracts and, also, to execute releases, statements or termination, satisfactions and any and all other documents reasonably required to be executed in the normal course of business in connection with the Contracts.

     4. THE SELLER'S WARRANTIES, REPRESENTATIONS AND COVENANTS CONCERNING THE CONTRACTS.

          (a) The Seller hereby covenants, warrants and represents as to each and every Contract and other Assets sold to the Buyer hereunder, as of the date on which the transactions contemplated in this Agreement are consummated (the "Closing Date"), which covenants, warranties and representations shall survive the execution of this Agreement and the Closing Date:

               (i) The printouts delivered to the Buyer related to each Contract fully and accurately reflects the true outstanding unpaid balance of such Contract. That balance accurately reflects all receipts on such Contract from the Obligors thereof and all credits to which said Obligors are entitled and does not include any illegal charges or


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                    amounts. No Contract is more than 59 days past due and no
                    Financed Vehicle securing any Contract has been repossessed or is currently designated for repossession.

               (ii) The Seller is the sole owner of such Contract free and clear of any pledge, lien or encumbrance of any kind or character, legal or equitable. The Seller has made no promise to convey any of the Assets, or any interest therein, except pursuant to this Agreement. To the knowledge of Seller, no event has occurred that will materially adversely affect any of the Assets.

              (iii) The Seller has paid or caused to be paid any and all license, franchise, intangible, stamp or other taxes or fees due and owing to the State where any Contract was originated, or any political subdivision thereof, arising from or growing out of the acquisition, collection or holding of such Contract.

               (iv) Such Contract does not represent a loan of money or an installment sales agreement by the Seller or any other person, firm or corporation to the Obligor of said Contract in violation of any applicable federal or state laws and regulations. There are no facts known to the Seller that would render any Contract invalid or unenforceable, or reduce the amount payable by the Obligor thereunder, and there is no dispute regarding the enforceability of any Contract or any unfulfilled dealer commitments. None of the Contracts is the subject of any pending or threatened litigation, including without limitation the litigation disclosed by the Seller in its Quarterly Report on Form 10-Q for the quarterly period ended June 30, 1996 (the "Texas Litigation), and no Contract will be subject to the Texas Litigation should a class of plaintiffs be certified in connection therewith. No Contract has been referred to an attorney for collection, and the Seller and its subsidiaries have not been contacted by an attorney regarding any Contract.

               (v) Where the Seller's records reflect property as security for the Contract, the Seller has a valid, perfected first lien on the property described.

               (vi) Any Contract which has been modified by the Seller was modified in a manner which did not result in a violation of applicable state and federal truth-in-lending disclosure requirements.

              (vii) The information with respect to each Contract set forth in
                    Exhibit A hereto is complete and correct in all material respects. No Contract has been satisfied, subordinated or rescinded, nor has any Financed Vehicle been released from the security interest granted


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                    by the Contract in whole or in part, and all of the
                    Seller's obligations under the Contracts have been performed. No provision of a Contract has been waived, altered or modified in any respect except for routine extensions done in accordance with the Seller's customary extension practices that do not increase the number of installment payments or the amount financed.

             (viii) To the best of the Seller's knowledge, no Obligor is a party to any proceeding for readjustment of indebtedness, bankruptcy, appointment of a receiver or trustee of any property of the Obligor or composition or extension under any insolvency law.

               (ix) A Certificate of Title has been issued or applied for with respect to each Financed Vehicle.

               (x) All information and documents prepared by the Seller and provided to the Buyer at any time are true and accurate in all material respects.

     5. COLLECTIBILITY. The Buyer agrees that the Seller does not warrant the payment of any Contract in the sense of guaranteeing the performance by the Obligors of their obligations (including their obligation to make timely payments), the creditworthiness of the Obligors or the value of the security given to secure the obligations under the Contracts. All Contracts are sold and transferred by the Seller to the Buyer "without recourse" to the Seller except for rights arising for the benefit of the Buyer under this Agreement. The Buyer is in the business of acquiring and servicing installment sales contracts such as the Contracts and has conducted such due diligence as the Buyer deemed appropriate. Notwithstanding the foregoing, the due diligence of the Seller does not limit the scope or effectiveness of the representations and warranties of the Seller made in this Agreement. The Buyer acknowledges that as of the date hereof, it is not aware that any representation or warranty of the Seller set forth in this Agreement is inaccurate or untrue.

     6.   ADDITIONAL COVENANTS AND AGREEMENTS OF THE SELLER.

          (a) The Seller will forward or pay over to the Buyer, as appropriate, any payments received on the Contracts from and after the Closing Date. Such payments from the Seller to the Buyer will be made in kind, if reasonably possible, and no later than two Business Days (as defined below) after receipt if the payment is made in kind or three Business Days after final payment is received by the Seller on any check, draft, money order or other instrument if the payment will be made with the general funds of the Seller. Business Day shall mean any day other than Saturday or Sunday on which national banks are open for business in Mississippi.

          (b) The Seller will use reasonable efforts to assist the Buyer in securing Loss Payable Clauses in favor of the Buyer with respect to all insurance covering any property, personal or real, described in Contracts and also an assignment of beneficial interest in any


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policy(ies) covering the Contracts and the obligations thereunder or the life or lives, sickness or disability of any Obligors.

          (c) The Seller agrees to mail as soon as reasonably practicable after the Closing Date, to each Obligor, at the most recent address reflected for such Obligor, a notice substantially in the form attached hereto as Exhibit E directing that all future payments to be made under the applicable Contract be directed to the Buyer.

          (d) Subject to the terms, conditions and limitations set forth in this Section 6(d), for a period of 30 days after the receipt by the Buyer of the items required to be delivered to it by the Seller pursuant to Sections 2(b)(i), 2(b)(ii) and 2(b)(vii) hereof (the "Review Period"), the Buyer shall be entitled to tender to the Seller for repurchase, and the Seller agrees to repurchase or, if the parties mutually agree, replace as provided below, one or more Contracts conveyed by the Seller to the Buyer hereunder by delivering written request therefor to the Seller (each a "Repurchase Notice") if and only if the representations and warranties made by the Seller in Section 4 of this Agreement with respect to such Contract tendered by the Buyer for repurchase by the Seller are alleged to be untrue or inaccurate in any material respect. Any Repurchase Notice delivered by the Buyer to the Seller with respect to a Contract tendered for repurchase shall set forth in reasonable detail the basis for the alleged untruth or inaccuracy (referred to herein as a "Defect") of the representations or warranties made by the Seller to the Buyer hereunder with respect to such Contract which the Buyer has tendered for repurchase by the Seller. The Seller will have no obligation whatsoever to repurchase any Contract pursuant to this Section 6(d) if: (i) the Seller cures the Defect with respect to any tendered Contract within 30 days of the receipt of the Repurchase Notice relating to the Contract; (ii) the Seller did not receive a proper Repurchase Notice with respect to the Contract tendered for repurchase on or prior to the expiration of the Review Period; or (iii) the Buyer is unable to provide the Seller reasonable assurances that the Buyer is capable of transferring to the Seller the Contract and all other Assets relating to the Contract. If the Seller elects to cure the Defect and the Defect may reasonably be expected to be cured within 30 days, the Seller will notify the Buyer in writing that the Seller has elected to cure the Defect, whereupon the Seller will have a period of 30 days from the date on which Seller receives the Repurchase Notice (the "Cure Period") to cure the identified Defect. If the Seller is unable to cure the Defect on or prior to the expiration of the Cure Period, the Seller will promptly repurchase the tendered Contract or, if the parties mutually agree, substitute other motor vehicle retail installment sales contracts for the Contracts that were the subject of the Repurchase Notice. The repurchase price will be 96% of the amount that would be received by the Buyer if the Obligor of the Contract being repurchased had voluntarily prepaid the contract in full on the date of repurchase.

          (e) If the Buyer is required to refund any prepaid, unearned insurance premiums to any Obligor, the Seller will pay to the Buyer, on demand, an amount equal to such refund. If an Obligor requests a refund of such premiums, the Buyer will request that the insurance company named in the Obligor's policy or certificate of insurance pay such refund, or reimburse the Buyer for any refund it makes, before seeking reimbursement from the Seller.

          (f) The Buyer is not assuming any liabilities or obligations of the Seller.



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     7.   CORPORATE AUTHORITY.

          (a) The Seller warrants that its Board of Directors has approved the Seller's execution and consummation of this Agreement and that the Seller has taken all other corporate action necessary, or advisable in the opinion of its attorneys, to authorize the execution and satisfactory evidence thereof. The Seller also warrants that this Agreement is a legal and binding obligation of the Seller, enforceable against it in accordance with its terms.

          (b) The Buyer warrants that its Board of Directors has approved the Buyer's execution and consummation of this Agreement and that the Buyer has taken all other corporate action necessary, or advisable in the opinion of its attorneys, to authorize the execution and consummation of this Agreement and will furnish the Seller satisfactory evidence thereof. The Buyer also warrants that this Agreement is a legal and binding obligation of the Buyer, enforceable against it in accordance with its terms.

          (c) The Seller is not making this sale with the intent to hinder, delay or defraud creditors and acknowledges that the purchase price was negotiated on an arms-length basis and that it has received adequate consideration of at least a reasonably equivalent value for the Assets.

     8.   DUE ORGANIZATION.

          (a) The Seller is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation and is duly authorized and qualified to do business under all applicable laws, regulations, ordinances and orders of public authorities to own its properties and to carry on its business in the places and in the manner as now conducted.

          (b) The Buyer is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation and is duly authorized and qualified to do business under all applicable laws, regulations, ordinances and orders of public authorities to own its properties and to carry on its business in the places and in the manner as now conducted.

     9.   NO CONFLICTS.

          (a) The execution, delivery and performance of this Agreement, the consummation of the transactions contemplated hereby, and the fulfillment of the terms hereof will not: (i) conflict with, or result in a breach or violation of, the Seller's certificate or articles of incorporation or bylaws; or (ii) conflict with, or result in a default (or would constitute a default but for any requirement of notice or lapse of time or both) under any document, agreement or other instrument to which the Seller is a party, or violate, or result in the creation or imposition of any lien, charge or encumbrance on any of the Seller's properties pursuant to, (1) any law or regulation to which either the Seller or any of its property is subject or (2) any judgment, order, decree or agreement to which the Seller or any of its property is subject.



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          (b) The execution, delivery and performance of this Agreement, the consummation of the transactions contemplated hereby, and the fulfillment of the terms hereof will not: (i) conflict with, or result in a breach or violation of, the Buyer's certificate or articles of incorporation or bylaws; or (ii) conflict with, or result in a default (or would constitute a default but for any requirement of notice or lapse of time or both) under any document, agreement or other instrument to which the Buyer is a party, or violate, or result in the creation or imposition of any lien, charge or encumbrance on any of the Buyer's properties pursuant to, (1) any law or regulation to which either the Buyer or any of its property is subject or (2) any judgment, order, decree or agreement to which the Buyer or any of its property is subject.

     10. NOTICE OF CLAIMS AND INDEMNIFICATION. The Buyer agrees to notify the Seller promptly of any claims, proceedings or litigation regarding any Contract and any alleged violations of applicable law or regulations and will, if requested by the Seller, allow the Seller to control and defend such proceeding or litigation or to effect settlement thereof, provided that such settlement does not impose upon the Buyer any obligation for which it is not fully indemnified by the Seller, and provided further, that the Buyer shall have the right in any such proceeding or litigation to have counsel of its own choice represent its interests at the Buyer's expense. The Seller will indemnify and hold the Buyer harmless from any and all losses, damages, costs, good faith settlements, expenses, taxes, reasonable attorneys' fees (except as set forth below) and other liabilities, including without limitation costs of investigation, fees and expenses at trial and on appeal, and costs in successfully asserting the right to indemnification hereunder (all of the foregoing are referred to in this Section as "Losses") incurred by the Buyer at any time as the result of a claim or defense asserted against the Buyer (by a person or entity other than the Seller) arising solely out of the Seller's actions or conduct in connection with its servicing or modification of any Contract, including without limitation any actions or conduct that are the subject of the Texas Litigation, if such action or conduct results in the creation of any defense, set-off or counterclaim against the Buyer's right to receive payments under the Contracts. Additionally, the Seller agrees to indemnify the Buyer for Losses incurred by the Buyer as a result of any claim of wrongdoing on the part of the Seller asserted against the Buyer (by any person or entity other than the Seller) arising out of the Seller's actions or conduct in connection with its purchase and ownership of any Contract, including without limitation any actions or conduct that are the subject of the Texas Litigation. If legal action is commenced against the Buyer regarding a matter for which the Buyer is entitled to indemnification under this Section, the Buyer will give notice to the Seller of the action within 30 days following the Buyer's knowledge thereof. The failure to notify will not relieve the Seller from any liability that it may have to the Buyer hereunder or otherwise except to the extent that the Seller is prejudiced by such failure. With respect to each such notice, the Seller will, at the Buyer's option, promptly take all action necessary to minimize any risk of loss to the Buyer, including retaining counsel reasonably satisfactory to the Buyer, and take such other actions as are necessary and appropriate to defend the Buyer or to discharge the indemnity obligations hereunder. The Buyer may, at its option, conduct such defense at its own expense. The Seller will pay on demand any indemnified Losses incurred by the Buyer. The Buyer and the Seller will fully cooperate with each other in fulfilling the intent of this Section of this Agreement. Neither the Buyer nor the Seller will settle any claim asserted against the other by a third party without the prior written consent of the other, which shall not be unreasonably withheld.



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     11. POWER OF ATTORNEY. Without limiting the effect of the foregoing, the
Seller hereby constitutes and appoints the Buyer, its permitted successors and assigns, the true and lawful attorney of the Seller, with full power of substitution, in the name and stead of the Seller, but on behalf and for the benefit of the Buyer, its permitted successors and assigns, by any proper means, to demand, collect and receive any and all the property and to enforce any of the rights with respect to the Contracts and to enforce any of the Contracts in the name of the Seller. The Buyer agrees, however, that it will not bring any action in the name of the Seller on any of the Contracts in the event suit is required. Any such suits shall be brought solely in the Buyer's name and at the Buyer's expense.

     12. USE OF RECORDS BY THE SELLER. The Buyer agrees that all records, documents and information of the Seller hereby transferred will be made available for the use of the Seller in preparing tax returns or for any other appropriate purpose (determined by the Seller in its reasonable discretion) which does not injure the Buyer in its competition with other companies and will remain so available for a period of not less than three years after the payment in full of the accounts represented by such Contracts. Any and all information contained in such records as to events occurring subsequent to the Closing Date shall be held strictly confidential by the Seller.

     13. TAXATION. Each party hereto expressly stipulates and agrees that the other party hereto and its respective servants, agents or employees has not made any representations to it relating to the probable tax consequences (whether federal, state or local) or as to the effect of any of the transactions embodied in this Agreement on any federal, state or local tax liability of the other party hereto. Each party hereby agrees to assume all of its own tax consequence and liabilities, whether now or hereafter determined, resulting by reason of any of the terms or conditions of this Agreement and by reason of any of the transactions provided for by this Agreement.

     14. WAIVER. No failure or delay on the part of the Seller in exercising any right, power or remedy hereunder shall operate as a waiver thereof. No single or partial exercise of any such right, power or remedy shall preclude any other or further exercise thereof or the exercise of any other right, power or remedy hereunder. The remedies herein provided are cumulative and not exclusive of any remedies provided by law.

     15. ENTIRE AGREEMENT AND MODIFICATIONS OF AGREEMENT. This Agreement constitutes the entire agreement between the parties and supersedes all prior agreements between the Seller and the Buyer with respect to the subject matter hereof. No amendment, modification, termination or waiver of any provision of this Agreement, or consent to any departure by either party therefrom, shall in any event be effective unless the same shall be in writing and signed by the other party, and then such waiver or consent shall be effective only in the specific purpose for which given. No notice to or demand on either party in any case shall entitle such party to any other or further notice or demand in similar or other circumstances.

     16. NOTICES. All notices, requests, demands and other communications provided for hereunder shall be: (i) in writing, (ii) made in one of the following manners, and (iii) shall be


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deemed given (a) if and when personally delivered including if delivered by facsimile, (b) on the next business day if sent by nationally recognized overnight courier addressed to the appropriate party as set forth below, or (c) on the second business day after being deposited in United States certified or registered mail, and addressed as follows:

          If to the Seller:    MS Financial, Inc.
                               Suite 300
                               715 South Pear Orchard Road
                               Ridgeland, MS  39157
                                     or
                               P.O. Box 746
                               Ridgeland, MS  39158
                               Attention:  Chief Executive Officer
                               Facsimile No. (601) 978-6601

          If to the Buyer:     Search Funding Corp.
                               700 N. Pearl Street
                               Suite 400
                               Dallas, Texas  75201-2809
                               Attention: President and Chief Executive Officer
                               Facsimile No. (214) 965-6098

or, as to each party, at such other address as shall be designated by such party in a written notice to each other party complying as to delivery with the terms of this Section.

     17. LIMITATION OF DAMAGES. The parties agree that, except as provided in
Section 10, the sole and exclusive remedy of the Buyer for any breach of any representation or warranty concerning the Assets is the right to require the Seller to repurchase the Assets during the Review Period in accordance with
Section 6(d) hereof and that the representations and warranties concerning the Assets terminate as of the close of business on the last day of the Review Period. If there is any claim or dispute between the parties arising out of or related to this Agreement or the transactions contemplated herein, except to the extent the facts giving rise to the claim or dispute also constitute fraud and as provided in Section 10, the sole and exclusive remedy shall be a claim for breach of contract. To the extent the facts also constitute fraud, a claim can also be asserted for fraud. Regardless of whether the claim is for breach of contract or fraud or both, damages shall be limited to actual and direct damages, and both parties waive any claim for consequential, punitive or incidental damages and any claim for lost profits or loss of goodwill.

     18. WAIVER OF JURY TRIAL. The Buyer and the Seller hereby WAIVE ANY RIGHT TO A TRIAL BY JURY in any action arising out of or related to this Agreement. The parties will attempt in good faith to resolve any claim, dispute or disagreement arising out of or relating to this Agreement promptly by negotiations between representatives of the parties who have authority to settle the controversy.



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     19.  NO THIRD-PARTY BENEFICIARIES. This Agreement is not intended to, and shall not, create any rights in or confer any benefits on any person or entity other than the parties hereto.

     20. FINDERS FEES. The Seller and the Buyer will each be reasonable for, and indemnify the other against, any claim by a third party to a fee, commission or other remuneration by reason of any services alleged to have been rendered to it or at its instance with respect to this Agreement or the transactions contemplated by it.

     21. PUBLICITY. Neither the Seller nor the Buyer will (i) issue any press release or make any public announcement regarding, or otherwise publicize, the consummation of this Agreement or (ii) make a public disclosure of any kind regarding the subject matter hereof without the express written consent of the other party which consent shall not be unreasonably withheld, conditioned or delayed, except that the Seller and the Buyer may publicly disclose information relating to this Agreement that is required, in the reasonable judgment of the Seller or the Buyer, by law or in connection with its registration of securities or the filing of a periodic report with the Securities and Exchange Commission or any state securities commission, or in connection with a filing pursuant to the Seller's or the Buyer's listing with a national securities exchange (including the NASDAQ National Market) or governmental entity if the Seller or the Buyer, as appropriate, gives the other party advance written notice prior to releasing or making any such disclosure.

     22. COUNTERPARTS. This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed to be an original and all of which taken together shall constitute but one and the same instrument. Signatures may be exchanged by facsimile transmission, with original signatures to follow. The Seller and the Buyer each agrees that it will be bound by its own telecopied signature and that it accepts the telecopied signature of the other.

     23. SUCCESSORS AND ASSIGNS. This Agreement shall become effective when it shall have been executed by the Seller and the Buyer and thereafter shall be binding upon and inure to the benefit of the Seller and the Buyer and their respective successors and assigns, except that neither party shall have the right to assign its rights hereunder or any interest herein without the prior written consent of the other party, provided, that the Buyer may assign its rights hereunder to its parent company or any other affiliate of the Buyer that is a wholly-owned subsidiary of the Buyer's parent company.

     24. GOVERNING LAW. This Agreement and the other documents have been negotiated, executed and delivered at, and shall be deemed to have been made at, Ridgeland, Mississippi and this Agreement shall be interpreted, and the rights and liabilities of the parties hereto determined, in accordance with the internal laws of the State of Mississippi without reference to its judicially or statutorily pronounced rules regarding conflict of laws or choice of law or where any action or other proceeding is instituted or pending.

     25. SEVERABILITY. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof or affecting the validity or enforceability of such provision in any other jurisdiction. Wherever possible, each


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provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law.

     26. EFFECT OF HEADINGS. The descriptive headings contained herein are for convenience only and shall not affect in any way the meaning or interpretation of this Agreement.

     IN WITNESS WHEREOF, each of the parties hereto has caused this Agreement to be executed for it and on its behalf by its respective duly authorized officer to be effective as of the date first set forth above.



                                       MS FINANCIAL, INC.


                                       By:     /s/ Phillip J. Hubbuch, Jr.
                                          ------------------------------------
                                            Name:    Phillip J. Hubbuch, Jr.
                                            Title:   Vice Chairman and
                                                     Chief Executive Officer


                                       SEARCH FUNDING CORP.


                                       By:       /s/ GEORGE C. EVANS
                                          ------------------------------------
                                            Name:    George C. Evans
                                            Title:   Chairman, President and
                                                     Chief Executive Officer

                                                                      EXHIBIT A


                             SCHEDULE OF CONTRACTS

                                                                      EXHIBIT B

                                  BILL OF SALE


     WITNESSETH THAT, in consideration of the sum of Ten Dollars ($10.00) in hand paid and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, MS FINANCIAL, INC., a Delaware corporation ("Seller"), hereby bargains, sells, conveys, assigns and transfers to SEARCH FUNDING CORP., a Texas corporation ("Purchaser"), its successors and assigns, all Seller's right, title and interest in and to each of the Contracts listed on the List of Contracts attached hereto as Exhibit 1 and in and to the Assets associated with the Contracts. This sale is made pursuant to the Motor Vehicle Installment Sales Contract Assignment Purchase Agreement ("Agreement") entered into by Seller and Purchaser as of November 4, 1996. All terms used in this Bill of Sale have the meanings defined in the Agreement.

     TO HAVE AND TO HOLD the same unto Purchaser, its successors and assigns, forever.

     AND SELLER, for itself and its successors and assigns, covenants with Purchaser and its successors and assigns that the Assets are free and clear from any liens or encumbrances whatsoever, except as otherwise provided in Exhibit A to the Agreement, that Seller is the true and lawful sole owner thereof and has full and unrestricted right and lawful authority to bargain and sell the same to Purchaser as herein provided. In accordance with and subject to the Agreement, Seller and its successors and assigns will forever warrant and defend all and singular every said Asset unto Purchaser and its successors and assigns against all claims and demands contrary to the foregoing covenant.

     This Bill of Sale shall be binding upon Seller and its successors and assigns and shall inure to the benefit of Purchaser and its successors and assigns.

     IN WITNESS WHEREOF, Seller has executed this Bill of Sale by its duly authorized officer on the date set forth below.

Dated:  November 4, 1996               MS FINANCIAL, INC.


                                       By:    /s/ PHILLIP J. HUBBUCH, JR.
                                          ----------------------------------
                                       Name:     Phillip J. Hubbuch, Jr.
                                            --------------------------------
                                       Title: Vice Chairman and
                                              Chief Executive Officer
                                             -------------------------------

                                       SEARCH FUNDING CORP.


                                       By:  /s/ GEORGE C. EVANS
                                          ----------------------------------
                                       Name: George C. Evans
                                            --------------------------------
                                       Title: Chairman, President and
                                              Chief Executive Officer
                                              ------------------------------

                                                                      EXHIBIT C



                       ASSIGNMENT OF INSURANCE INTERESTS


     MS FINANCIAL, INC. ("Assignor") hereby absolutely and irrevocably assigns to SEARCH FUNDING CORP. ("Search") all of Assignors right, title and interest in, under, and with respect to all insurance and service contracts which provide any of the following coverages with respect to motor vehicle installment sales contracts which Assignor has sold to Search:

     1.   credit life, credit disability, or credit accident and health;

     2.   casualty, damage, theft, loss or liability;

     3.   involuntary unemployment;

     4.   mechanical breakdown, warranty, maintenance, or servicing;

     5. lender protection, vendor/lender single interest skip, repossessed vehicle casualty (including damage, theft and loss), confiscation, non-filing, failure of lien perfection, contract default or residual value; or

     6.   any other coverage assigned in writing by Assignor to Search.

     Without limiting the rights included in this assignment, this assignment entitles Search to claim and collect all benefits, refunds, and other amounts with respect to all coverages that Assignor would be entitled to claim and collect, and to make such claim and collections in its name or Assignor's name. Assignor hereby authorizes Search to sign Assignor's name on all such clause and collections Search makes, and to endorse Assignor's name on all such payments it receives. Assignor hereby instructs and authorizes all providers of the foregoing coverages to rely on this Assignment and any statement or instruction in writing by Search with respect to the operation and effect of this Assignment and the installment contracts covered by it. Assignor hereby agrees that the providers of the coverages who so rely shall have no liability to Assignor for complying with this Assignment and such statements and instructions by Search.

Dated:  November 4, 1996               MS FINANCIAL, INC.


                                       By: /s/ Phillip J. Hubbuch, Jr.
                                          -------------------------------------
                                       Its: Vice Chairman and Chief Executive
                                            Officer
                                           ------------------------------------

                                                                      EXHIBIT D

                               POWER OF ATTORNEY


     KNOW ALL PEOPLE BY THESE PRESENTS:

     MS FINANCIAL, INC. ("Principal") hereby constitutes and appoints SEARCH FUNDING CORP. ("Search") as its true and lawful agent and attorney in fact to act in its name and stead or on its behalf with authority to do the following acts with respect to motor vehicle installment sales contracts and related right which Search purchased from Principal pursuant to that certain Motor Vehicle Installment Sales Contract Assignment Purchase Agreement entered into by Search and Principal (the installment sale contracts and related rights are referred to herein as the "Property"):

     1. Search can receive, endorse and collect all payments made payable to or owed to Principal in connection with the Property.

     2. Search can enforce, release, modify and transfer the rights and interests granted to Principal with respect to the Property, which on their face give Principal rights regarding the Property, including but not limited to rights with respect to insurance policies, motor vehicles and certificates of title.

     This Power of Attorney is coupled with an interest and cannot be terminated by Principal.

     This Power of Attorney is made on November 4, 1996.

                                       MS FINANCIAL, INC.


                                       By: /s/ Phillip J. Hubbuch, Jr.
                                          -------------------------------------
                                       Its: Vice Chairman and
                                            Chief Executive Officer
                                           ------------------------------------

STATE OF MISSISSIPPI
COUNTY OF MADISON


Subscribed and sworn to
before me this 4th day of November, 1996

/s/ Anglea B. Sykes "McDonald"
--------------------------------
Notary Public

                                                                      EXHIBIT E





-------------------------

-------------------------

-------------------------


Dear ________:

     Please be advised that MS FINANCIAL, INC. ("MS") has sold to Search Funding Corp. the Motor Vehicle Installment Sales Contract relating to your automobile that was previously owned and serviced by MS. Please direct all future payments to Search Funding Corp. at:

                             [Search Funding Corp.]
                              700 N. Pearl Street
                                   Suite 400
                            Dallas, Texas 75201-2809

     If you have any questions, please contact Search Funding Corp. at 800-299-2886.

                                       MS FINANCIAL, INC.


                                       By:
                                          -------------------------------------
                                       Name:
                                            -----------------------------------
                                       Title:
                                             ----------------------------------

                                  BILL OF SALE


     WITNESSETH THAT, in consideration of the sum of Ten Dollars ($10.00) in hand paid and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, MS FINANCIAL, INC., a Delaware corporation ("Seller"), hereby bargains, sells, conveys, assigns and transfers to SEARCH FUNDING CORP., a Texas corporation ("Purchaser"), its successors and assigns, all Seller's right, title and interest in and to each of the Contracts listed on the List of Contracts attached hereto as Exhibit 1 and in and to the Assets associated with the Contracts. This sale is made pursuant to the Motor Vehicle Installment Sales Contract Assignment Purchase Agreement ("Agreement") entered into by Seller and Purchaser as of November 4, 1996. All terms used in this Bill of Sale have the meanings defined in the Agreement.

     TO HAVE AND TO HOLD the same unto Purchaser, its successors and assigns, forever.

     AND SELLER, for itself and its successors and assigns, covenants with Purchaser and its successors and assigns that the Assets are free and clear from any liens or encumbrances whatsoever, except as otherwise provided in Exhibit A to the Agreement, that Seller is the true and lawful sole owner thereof and has full and unrestricted right and lawful authority to bargain and sell the same to Purchaser as herein provided. In accordance with and subject to the Agreement, Seller and its successors and assigns will forever warrant and defend all and singular every said Asset unto Purchaser and its successors and assigns against all claims and demands contrary to the foregoing covenant.

     This Bill of Sale shall be binding upon Seller and its successors and assigns and shall inure to the benefit of Purchaser and its successors and assigns.

     IN WITNESS WHEREOF, Seller has executed this Bill of Sale by its duly authorized officer on the date set forth below.

Dated:  November 4, 1996               MS FINANCIAL, INC.


                                       By:   /s/ PHILLIP J. HUBBUCH, JR.
                                          -------------------------------------
                                       Name:     Phillip J. Hubbuch, Jr.
                                            -----------------------------------
                                       Title:    Vice Chairman and CEO
                                             ----------------------------------


                                       SEARCH FUNDING CORP.


                                       By:   /s/ GEORGE C. EVANS
                                          -------------------------------------
                                       Name:     George C. Evans
                                            -----------------------------------
                                       Title:    President and CEO
                                             ----------------------------------

                       ASSIGNMENT OF INSURANCE INTERESTS


         MS FINANCIAL, INC. ("Assignor") hereby absolutely and irrevocably assigns to SEARCH FUNDING CORP. ("Search") all of Assignors right, title and interest in, under, and with respect to all insurance and service contracts which provide any of the following coverages with respect to motor vehicle installment sales contracts which Assignor has sold to Search:

     1.   credit life, credit disability, or credit accident and health;

     2.   casualty, damage, theft, loss or liability;

     3.   involuntary unemployment;

     4.   mechanical breakdown, warranty, maintenance, or servicing;

     5. lender protection, vendor/lender single interest skip, repossessed vehicle casualty (including damage, theft and loss), confiscation, non-filing, failure of lien perfection, contract default or residual value; or

     6.   any other coverage assigned in writing by Assignor to Search.

     Without limiting the rights included in this assignment, this assignment entitles Search to claim and collect all benefits, refunds, and other amounts with respect to all coverages that Assignor would be entitled to claim and collect, and to make such claim and collections in its name or Assignor's name. Assignor hereby authorizes Search to sign Assignor's name on all such clause and collections Search makes, and to endorse Assignor's name on all such payments it receives. Assignor hereby instructs and authorizes all providers of the foregoing coverages to rely on this Assignment and any statement or instruction in writing by Search with respect to the operation and effect of this Assignment and the installment contracts covered by it. Assignor hereby agrees that the providers of the coverages who so rely shall have no liability to Assignor for complying with this Assignment and such statements and instructions by Search.

Dated:  November 4, 1996               MS FINANCIAL, INC.


                                       By:  /s/ PHILLIP J. HUBBUCH, JR.
                                          -------------------------------------
                                       Its:     Vice Chairman and CEO
                                           ------------------------------------